EXHIBIT 99.1

PhytoMedical’s Anti-Cancer Compound  Development Advancing After a Series of Highly Favorable Test Results

PhytoMedical’s cancer research expanding on key compounds that have demonstrated elevated anti-cancer efficacy

Princeton, NJ – June 16, 2009 – PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6), today announced the advancement of their anti-cancer compound research and development.  The culmination of a series of favorable test results conducted over several months have allowed the company to justifiably expand their cancer research efforts which includes the designing of an IV formulation of their key compound.

Cancer is the second leading cause of death in this country.  In the US, cancer accounts for 1 in every 4 deaths.  About 1.4 million new cases of cancer will be diagnosed in the United States and more than 560,000 people will die of the disease.  The National Institutes of Health estimated the costs of cancer at $228.1 billion in 2008.  In the near future it is expected that cancer costs may increase at a faster rate than overall medical expenditures.

In mid-year 2007, PhytoMedical began their cancer research after evaluating the unique anti-tumor work of Dr. Gordon Gribble of Dartmouth College.  Shortly after completing a Sponsored Research Agreement with Dartmouth College, PhytoMedical initiated, across a wide array of human cancer cell lines   a series of in vitro assays designed to evaluate the anti-cancer activity of several of Dr. Gribbles uniquely designed compounds.  The favorable outcomes generated a select list of compounds that comparatively demonstrated elevated anti-cancer activity. Based on these test results PhytoMedical elected to acquire the worldwide licensing rights to the existing and future anti-cancer compounds and simultaneously increased research.  As part of the expanded research the select list of compounds were subjected to in vivo anti-cancer tests designed to evaluate their efficacy and toxicity against colon and  glioblastoma xenografts (tumors).

The researchers reviewed the data collected from these important efficacy and toxicity tests, and surmised that PhytoMedical’s anti-cancer compound(s) may “…have its selectivity in killing SF295 human glioblastoma cells.”  Comparatively, broad anti-cancer treatments may be less effective and carry greater risks and side-effects than compounds with the key ability to selectively target and kill specific cancer cells -- an important consideration for the treatment of cancers in vital organs such as the brain, where glioblastoma is exhibited.

Glioblastoma is the most common and aggressive form of brain cancer, and is often highly-resistant to chemotherapy and other conventional treatments, meaning there is no current cure.  Additionally, surgical removal such as complete resection of the tumor in combination with the most current and aggressive treatments continues to result in low survival rates. The median survival time from the time of glioblastoma diagnosis for patients without treatment is 3 months.  Currently, as few as 1 in 20 patients will survive beyond 36 months, and only 1 in 5,000 will survive for decades.

Given the associated costs and limited successful treatment options for treating glioblastoma, we are excited to be pursuing a selective treatment option for this deadly disease through the expansion of our research efforts, commented PhytoMedical, President, CEO, Greg Wujek. In order to fund our future research efforts, Mr. Wujek noted that, the Company is continuing to explore available financing options and in connection therewith we are reviewing potential corporate restructurings, including, but not limited to a possible consolidation or “reverse split” of our issued and outstanding shares of common stock, which may assist in the facilitation of the consummation of a financing on terms and conditions acceptable to the Company; however, Mr. Wujek further noted that the Company does not have any agreement with respect to any potential financing and there is no assurance, especially in the current economic climate, that any funds will be available to the Company.

PhytoMedical’s Cancer Research: Killing Cancer’s DNA

Led by Dartmouth College researcher, Dr. Gordon Gribble, PhytoMedical is developing a novel class of patented anti-cancer agents that have a ‘cytotoxic’ or poisonous affinity for cancer cells and are designed to bind more tightly to cancer cell DNA than many conventional anticancer drugs by a process called bis-intercalation or “double binding,” much like a molecular staple. Because the DNA is the blueprint of life for the cancer cell, such binding stops the replication of the DNA, which prevents the growth of the cancer cell and it dies.

DNA is present in the nucleus of every cell of all living organisms, which are constantly dividing through a process in which the DNA in the nucleus of the original cell replicates itself to be present in the nuclei of the two new (“daughter”) cells. If this replication cannot occur, the cell will die and the organism will eventually stop growing and die. Cancer is characterized by the development of abnormal cells that divide uncontrollably and have the ability to infiltrate and destroy normal body tissue.

At present, anticancer molecules designed to block the replication of DNA do so through “intercalation,” a mechanism in which the drug inserts itself between one set of adjacent base pairs of the DNA. PhytoMedical believes a more effective anticancer strategy is to design molecules (“bis-intercalators”) that can intercalate simultaneously at two DNA sites, thus further increasing the binding between the drug and the DNA of specific cancer cells in order to stop their replication and ultimately resulting in the death of the cancer cell.

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

For additional information, please visit www.PhytoMedical.com

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